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                                                                    EXHIBIT 10.2
STATE OF ALABAMA)

COUNTY OF BLOUNT)

                                    AGREEMENT


         THIS AGREEMENT made and entered into on this the 28th day of March, 1996, by and between BISHOP K. WALKER, JR., hereinafter known as and referred to as "Employee", and Community Bancshares, Inc., a Delaware Corporation, hereinafter known as and referred to as Party of the Second Part.

                              W I T N E S S E T H:

         WHEREAS, the Employee is presently serving as Vice Chairman, Executive Vice President and General Counsel and Secretary of Community Bancshares, Inc.; Secretary and President of Community Insurance, an affiliate of Community Bank, an Alabama banking corporation, and all parties hereto deem it to be in the best interest of the Employer and Employee that an employment contract be entered into by the said parties.

         NOW, THEREFORE, the parties hereto in consideration of the premises and the mutual covenants herein contained, do hereby agree as follows:

         1. The Employer hereby employs the Employee for a term of five (5) years from the 1st day of April, l996, to perform faithfully duties assigned to him as Vice Chairman, Executive Vice President and General Counsel and Secretary of Community Bancshares, Inc.; Secretary of Community Bank, an Alabama banking corporation; and President of Community Insurance, an affiliate of Community Bank, an Alabama banking corporation, Blountsville, Alabama.

         2. The Employee agrees that he will at all times faithfully, industriously, and to the best of his ability, experience and talent perform all of the duties which may be required of and from him pursuant to the expressed and implicit terms hereof. That the duties of said Employee shall be those that are normally and customarily associated with the position held by the Employee. The Employee shall perform such duties as may be assigned to him by the Chief Executive Officer and shall answer to and be accountable to the Chief Executive Officer of the Employer and perform such duties as the job description shall provide.







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         3. The Employer shall pay the Employee the sum of One Hundred Ten
Thousand Dollars ($110,000.00) annually in installments as customary for other employees of Employer. Also, the Employee shall be paid the sum of Ninety Thousand and No/100 Dollars ($90,000.00) on January 15th of each year of said contract equaling a total salary compensation annually of Two Hundred Thousand Dollars ($200,000.00). The salary of the employee shall be reviewed annually as the other officers.

         4. Expense Allowance. That the Employer shall provide the Employee with an expense account to cover reasonable and necessary business and professional expenses in such an amount as is suitable to the needs of the Employer and Employee,

         5. Civic and Social Clubs. That the Employer shall pay such dues for membership of the Employee in such civic and/or social clubs or organizations as such are deemed to be in the best interest of the Employer and Employee with the advice and consent of the Chief Executive Officer of the Employee.

         6. Transportation Allowance. The Employer shall provide the Employee during the term of this contract a suitable automobile for the business and personal use of the Employee.

         7. Life Insurance. The Employer shall provide and pay for a policy of Universal Life Insurance in the amount of $100,000.00. The Employee shall be the owner of said policy and shall designate the beneficiary thereof. Such life insurance policy shall be the property of the Party of the First Part and he shall be the owner and designate the beneficiaries thereon.

         8. Vacation, Sick Leave and Disability. That the Employee shall receive an annual paid vacation of three (3) weeks and shall be entitled to sick leave according to normal Employer policy in that respect. In the event of disability of the Employee to the extent that he is incapable of performing his duties for a period of ninety (90) consecutive calendar days, the Employee shall be entitled to the disability benefits computed according to normal Employer policy and the standards in that respect. The Employee would continue to receive normal salary and compensation for any period of disability which does not exceed ninety (90) calendar days.








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         9. Professional Meetings. That the Employee may attend normal, usual and customary professional and educational meetings at the local, state and national level and the expense of such attendance to be incurred and paid by the Employer, and subject to approval of the Chief Executive Officer of the Employer.

         10. This Agreement may be terminated by the Employer for good and just causes related to the employment of the Employee, provided, however, that the Employer shall not arbitrarily, or for capricious, personal, or political reasons terminate this employment. In the event such action should be taken at any time, the Employee shall have the right to service of written charges, reasonable notice of the hearing, and a fair and impartial hearing before the Board of Directors.

         11. It is understood by and between the parties, the Employer and Employee, that the business of the Employer is highly confidential to the Employer and its customers and in the event of the termination of this agreement by the Employer or the Employee for any reason, including, termination by the Employer for just causes, retirement by the Employee or the resignation of the Employee, then the Employee agrees that in addition to any other limitations, for a period of two (2) years after the termination of his employment hereunder, he will not directly or indirectly engage in, or in any manner he connected with or employed by any person, firm or corporation in competition with the Employer or engage in the banking business within an area or radius of twenty-five (25) miles of the Blountsville Office, or in any other County within which the Employer does business.







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         IN WITNESS WHEREOF, the parties have executed this agreement at
Blountsville in Blount County, Alabama, on this the 28th day of March, 1996.

WITNESS:


/s/ Mark O South                              /s/ Bishop K. Walker, Jr.
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                                              Bishop K. Walker, Jr.


                                              EMPLOYEE

WITNESS:                                      COMMUNITY BANCSHARES,
                                              INC., BLOUNTSVILLE, ALABAMA


/s/ Mark O South                              /s/ Kennon R. Patterson, Sr.
--------------------------------------        ----------------------------------
                                                  Its Chairman

                                              EMPLOYER


STATE OF ALABAMA )
COUNTY OF BLOUNT)

         I, the undersigned, a Notary Public in and for said County, in said state, hereby certify that Kennon R. Patterson, Sr., whose name as Chairman of Community Bancshares, Inc. is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he with full authority and as Chairman of Community Bancshares, Inc., executed the same for and as the act of Community Bancshares, Inc. on the day the same bears date.

         Given under my hand and official seal, this the 28th day of March,
1996.
                                              /s/  Elaine E. Corvin
                                              ----------------------------------
                                              Notary Public
STATE OF ALABAMA )
COUNTY OF BLOUNT)

         I, the undersigned, a Notary Public in and for said County, in said state, hereby certify that Bishop K. Walker, Jr., whose name is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he executed the same for and as the act of Community Bancshares, Inc. on the day the same bears date.

         Given under my hand and official seal, this the 28th day of March, 1996.

                                              /s/  Elaine E. Corvin
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                                              Notary Public









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